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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the use of our report dated January 24, 2000, except as to the fourth paragraph of note 4 which is as of March 21, 2000, relating to the consolidated balance sheets of CS Integrated LLC and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in members' equity, and cash flows for the years ended included in the ProLogis Trust's Form 10-K for the year ended December 31, 1999.




                                                     KPMG LLP


New York, New York
March 21, 2000